EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Press Contact:

Kami Noland CoroWare

knoland@coroware.com

(800) 641-2676 x728

COROWARE REPORTS SECOND QUARTER 2009 EARNINGS

Gross Margins Improve Despite Net Losses during Worldwide Recession

Redmond, WA – August 24, 2009 – CoroWare, Inc. (OTCBB:COWI) today announced its financial results for the quarter ended June 30, 2009.

During the three-month period ended June 30, 2009 (the "2009 Period") revenues were $416,117 compared to revenues of $654,147 during the three-month period ended June 30, 2008 (the "2008 Period").  Revenues decreased compared to the previous quarter due to weak customer spending and the global economic downturn.

As a result of management focusing its efforts on reducing the cost of sales, gross profit was $162,528 (39% gross profit percentage) for the 2009 Period, which was an improvement compared to $94,158 (14% gross profit percentage) for the 2008 Period.  Cost of revenues, which represents labor and labor-related costs in addition to overhead costs, was $253,589 for the 2009 Period compared to $559,989 2008 Period.

Selling, general and administrative operating expenses were also lower in the 2009 Period due to a continued focus on reducing costs related to officers’ salaries, rent and related expenses, travel and entertainment. Operating expenses were $267,691 during the 2009 Period compared to $696,841 during the 2008 Period.

Loss from operations was $105,163 during the 2009 Period compared to a loss of $602,683 in the 2008 Period.  We believe the reduction in this loss to be a direct result of our cost cutting measures.

Net loss for the 2009 Period was $1,366,752 compared to net income of $470,733 for the 2008 Period.  The majority of the net loss was due to derivative expenses that resulted from debenture and warranty liabilities incurred with Yorkville Advisors.

On July 24, 2009, CoroWare successfully reached agreement with ThreeAM SPC, to acquire all debentures and warrants incurred with Yorkville Advisors (formerly Cornell Capital) with a face value of $3,234,808, for $350,000. If this transaction closes, CoroWare will have reduced its long term liabilities by $3,234,808.  The debentures shall be fully satisfied in the event that the Company makes such payment by September 15, 2009.

"While we were disappointed to see gross revenues drop due to customer spending delays, we were pleased to see CoroWare’s gross margins further stabilize," said Lloyd Spencer, CEO of CoroWare, Inc. “The agreement with ThreeAM SPC to reduce its long term convertible debt and derivative liability offers CoroWare the unique opportunity to attract new investors and more attractive financing.”

The full 10-Q report can be accessed by going to www.coroware.com, visiting the Investors page and clicking “Latest 10-Q filing.”

About CoroWare

Headquartered in Redmond, Washington, CoroWare is a solutions integrator with expertise in personal telepresence and mobile robotics.  For more information on CoroWare’s products and services, please visit www.CoroWare.com.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievement in the future to differ materially from forecasted results, performance, and achievement. These risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectations.

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Press Contact:

Kami Noland CoroWare

knoland@coroware.com

(800) 641-2676 x728